SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AMES NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 20, 2007

Dear Shareholder:

You are invited to attend the 2007 Annual Meeting of Shareholders of Ames National Corporation to be held on Wednesday, April 25, 2007 at Reiman Gardens, 1407 Elwood Drive, Ames, Iowa. Registration begins at 4:00 p.m. with the Annual Meeting to commence at 4:30 p.m. Enclosed are the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and 2006 Annual Report to Shareholders.

The Board of the Company currently consists of nine (9) directors, three (3) of whose terms of service will expire at the Meeting. The Board is recommending to expand its size from nine (9) to twelve (12) members effective as of the date of the Meeting. The change in the number of directors will allow for representation from two affiliate banks which are not presently represented on the Board and the addition of a Company executive officer. As a result, six (6) directors will be elected at the Meeting, with three (3) directors to be elected to replace those directors whose terms of service are scheduled to expire at the Meeting and three (3) directors to be elected to fill the newly-created positions on the Board. Management will also report on the operations and activities of the Company with an opportunity for shareholders to ask questions.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors encourages you to mark, sign, date and return your Proxy Card as soon as possible in the enclosed postage-paid envelope. Returning the Proxy Card will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Boards of Directors, officers and staff of Ames National Corporation, Boone Bank & Trust Co., First National Bank, Randall-Story State Bank, State Bank & Trust Co. and United Bank & Trust NA, we thank you for your continued support and look forward to visiting with you at the Annual Meeting.

Sincerely,

/s/ Daniel L. Krieger

Daniel L. Krieger
Chairman and President

5th & Burnett  •  PO Box 846  •  Ames, IA 50010
Tel 515.232.6251  •  Fax 515.663.3033

AMES NATIONAL CORPORATION
405 Fifth Street
Ames, Iowa 50010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ames National Corporation, an Iowa corporation (the “Company”), will be held on Wednesday, April 25, 2007, at 4:30 o’clock p.m., local time, at Reiman Gardens, 1407 Elwood Drive, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”), for the following purposes:

1.	To elect six members of the Board of Directors.

2.	To consider such other business as may properly be brought before the Meeting.

The Board of Directors has fixed the close of business on March 16, 2007 as the record date for the determination of those shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

TO INSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY REVOKE YOUR PROXY AND DO SO.

By Order of the Board of Directors

/s/ John P. Nelson

John P. Nelson
March 20, 2007	Vice President and Secretary
Ames, Iowa

AMES NATIONAL CORPORATION
405 Fifth Street
Ames, Iowa 50010

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 25, 2007

This Proxy Statement is furnished to the shareholders of Ames National Corporation, an Iowa corporation, (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on Wednesday, April 25, 2007, at 4:30 o’clock p.m., local time, at Reiman Gardens, 1407 Elwood Drive, Ames, Iowa, and at any adjournment or postponement thereof (the “Meeting”). This Proxy Statement and form of Proxy enclosed herewith are first being sent to the shareholders of the Company entitled thereto on or about March 20, 2007.

Only shareholders of record at the close of business on March 16, 2007 are entitled to notice of and to vote at the Meeting. There were 9,425,013 shares of the Company’s common stock (the “Common Stock”) outstanding at the close of business on that date, all of which will be entitled to vote at the Meeting. The presence, in person or by proxy, of the holders of a majority of those outstanding shares is necessary to constitute a quorum for the transaction of business at the Meeting. Holders of shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters to properly come before the Meeting. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. The Board has appointed an inspector of elections who will be responsible for tabulating the votes by Proxy, counting the votes cast in person at the Meeting and announcing the results of voting.

If the accompanying Proxy is properly signed and returned and is not revoked, the shares represented thereby will be voted in accordance with the instructions indicated thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein. Election of any nominee for director will require the affirmative vote of a plurality of those shares voting at the Meeting in person or by proxy.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, e-mail, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the Meeting if any shareholder who does not expect to attend the Meeting in person will return a signed Proxy promptly.

A shareholder may revoke his or her Proxy at any time prior to the exercise thereof by filing with the Secretary of the Company at the Company’s principal executive office at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: Secretary, either a written revocation of the Proxy or a duly executed Proxy bearing a later date. A shareholder may also revoke the Proxy by attending the Meeting and voting in person. Attendance at the Meeting without voting in person will not serve as the revocation of a Proxy.

INFORMATION CONCERNING NOMINEES
FOR ELECTION AS DIRECTORS

The Board of the Company currently consists of nine (9) directors, three (3) of whose terms of service will expire at the Meeting. The Board has now determined, however, to expand its size from nine (9) to twelve (12) members effective as of the date of the Meeting. As a result, six (6) directors will be elected at the Meeting, with three (3) directors to be elected to replace those directors whose terms of service are scheduled to expire at the Meeting and three (3) directors to be elected to fill the newly-created positions on the Board.

The Board is divided into three classes for the purpose of electing and defining the terms of service of the directors. Currently, each class consists of three (3) directors. Directors are elected to serve three-year terms, with one-third of the directors being elected on an annual basis, except where it is necessary, as will be the case at the Meeting, to fix shorter terms for certain directors to preserve the classification as a result of the increase in the number of directors constituting the Board. Consequently, those directors elected to replace the directors whose terms of service are expiring at the Meeting will each serve a three-year term, while the three directors elected to fill the newly-created positions will serve a term of one year, two years and three years, respectively, in order to preserve the classification of the Board. Upon conclusion of the election, each class will consist of four (4) directors.

Each Director elected at the Meeting shall serve until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The Board has no reason to believe that any nominee named in this Proxy Statement will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the Proxy will be voted for such substitute, if any, as the Board may designate.

Set forth below are the names of the six persons nominated by the Board for election as directors at the Meeting, along with certain other information concerning such persons. Mr. Pohlman, Mr. Forth and Mr. Raymon, who are nominated to serve a one-year, two-year and three-year term, respectively, do not currently serve as directors of the Company. Mr. Krieger, Mr. Samuelson and Mr. Walter, who are each nominated to serve a three-year term, are currently serving as directors of the Company and are standing for re-election to the Board.

Nominee for One Year-Term

Thomas H. Pohlman Age 56
Mr. Pohlman was named Executive Vice President and Chief Operating Officer of the Company in 2006 and has been employed as President of First National Bank since 2000. He has served on the board of directors of First National Bank since 2000.

Nominee for Two Year-Term

Steven D. Forth Age 56	Mr. Forth owns and operates a large row crop farm operation in western Story County, Iowa. He has served on the board of directors of Randall-Story State Bank since 1999.

Nominees for Three Year-Terms

Daniel L. Krieger Age 70
Mr. Krieger has served as a director of the Company since 1978. He has been employed as President of the Company since 1997 and was named Chairman in 2003. He served as President of First National Bank from 1984 through 1999 and continues to serve as a trust officer of the bank. He also serves as Chairman of the Board for First National Bank, Boone Bank & Trust Co. and United Bank & Trust NA.

Larry A. Raymon Age 63
Mr. Raymon is owner and Chief Executive Officer of Raymon Enterprises, Inc., an air distribution equipment business located in Albion, Iowa. He has served on the board of directors of United Bank & Trust NA since 2002.

Frederick C. Samuelson Age 63
Mr. Samuelson has served as a director of the Company since 2004. He has been employed since 1971 as President and owner of James Michael & Associates, Inc., a general retail business located in Nevada, Iowa. He also holds management and ownership positions in several other retail businesses with operations located in Iowa, Missouri and Wisconsin.

Marvin J. Walter Age 66	Mr. Walter has served as a director of the Company since 1978. He is the President of Dayton Road Development Corporation, a real estate development business located in Ames, Iowa.

The Board recommends a vote FOR the election of each of the foregoing nominees to the Board.

INFORMATION CONCERNING DIRECTORS
OTHER THAN NOMINEES

Set forth below is certain information with respect to directors of the Company who will continue to serve subsequent to the Meeting and who are not nominees for election at the Meeting.

Directors Whose Terms will Expire in 2008

Betty A. Baudler Horras Age 53
Ms. Baudler Horras has served as a director of the Company since 2000. She is the President of Baudler Enterprises, Inc., a sign business located in Ames, Iowa and the former owner and General Manager of radio stations KASI and KCCQ located in Ames, Iowa and KIKD located in Carroll, Iowa.

Douglas C. Gustafson, DVM Age 63	Dr. Gustafson has served as a director of the Company since 1999. He is a practicing veterinarian and partner in Boone Veterinary Hospital located in Boone, Iowa.

Charles D. Jons, MD Age 65
Dr. Jons has served as a director of the Company since 1996. He retired in 1999 after a 20 year medical practice with McFarland Clinic in Ames, Iowa and is currently a self-employed health care consultant.

Directors Whose Terms will Expire in 2009

Robert L. Cramer Age 66
Mr. Cramer has served as a director of the Company since 2003. He retired in March of 2006 after being employed as President of Fareway Stores, Inc., a privately owned company operating grocery stores in Iowa, Illinois and Nebraska.

James R. Larson II Age 55
Mr. Larson has served as a director of the Company since 2000. He is President of Larson Development Corporation, a real estate development and property management company located in Ames, Iowa. Mr. Larson was elected to the Ames City Council in the fall of 2006. He retired in 2004 from ACI Mechanical, Inc., a commercial and industrial mechanical contracting and engineering company for which he served as President.

Warren R. Madden Age 67
Mr. Madden has served as a director of the Company since 2003. He is employed as Vice President of Business and Finance at Iowa State University. Iowa State University is a major land grant university located in Ames, Iowa with an enrollment of over 24,000 students.

None of the nominees or directors serve as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940. There are no family relationships among the Company’s directors, nominees for director and executive officers.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

The Common Stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market require that a majority of the Board consist of directors who are "independent" of the Company. The Board has determined that each of the directors and nominees for director qualify as "independent" under the NASDAQ standards for determining independence, with the exception of Mr. Krieger and Mr. Pohlman who do not qualify as independent directors given their employment relationship with the Company.

Meetings

The Board holds regular quarterly meetings and held four such meetings during 2006. During 2006, each director of the Company attended at least 75% of all meetings of the Board and meetings of committees to which such director was appointed.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee as standing committees of the Board. Additional information concerning each of the committees and the directors serving thereon follows.

Audit Committee

The Audit Committee is responsible for review of the Company’s auditing, accounting, financial reporting and internal control functions and for the appointment, compensation and oversight of the Company’s independent accountants. In addition, the Audit Committee is responsible for monitoring the quality of the Company’s accounting principles and financial reporting as well as the independence of the Company’s independent accountants. The Audit Committee is also required to preapprove any audit or permissible non-audit services to be provided by the independent accountants and to review and approve any transaction constituting a “related party transaction” under rules adopted by the Securities and Exchange Commission. The Board has adopted a written charter for the Audit Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com. A report of the Audit Committee appears in this Proxy Statement. During 2006, the Audit Committee consisted of Mr. Walter, who acted as chairperson, Ms. Baudler Horras, Mr. Cramer and Mr. Madden. The Audit Committee met on four occasions during 2006.

Compensation Committee

The Compensation Committee determines and makes recommendations to the Board on all elements of compensation for the executive officers of the Company and certain executive officers of the Company's subsidiary banks (the "Banks"). The Compensation Committee also assists the Board in establishing fees to be paid to the directors of the Company and in determining appropriate employee benefit programs to be provided to eligible employees of the Company and the Banks. The Board has adopted a written charter for the Compensation Committee, a copy of which can be accessed on the Company’s website at www.amesnational.com. A report of the Compensation Committee appears in this Proxy Statement. During 2006, the Compensation Committee consisted of Mr. Larson, who acted as chairperson, Dr. Gustafson and Dr. Jons. The Compensation Committee met on two occasions during 2006.

Nominating Committee

The Nominating Committee is responsible for evaluating and recommending to the Board the names of nominees for election as directors. The Nominating Committee also reviews and recommends to the Board the desired characteristics of the composition of the Board, including the number of directors, age, experience and other appropriate attributes. The Board has adopted a written charter for the Nominating Committee, a copy of which may be accessed on the Company’s website at www.amesnational.com. During 2006, the Nominating Committee consisted of Dr. Gustafson, who acted as chairperson, Dr. Jons, Mr. Samuelson and Mr. Walter. The Nominating Committee met once during 2006.

Nomination of Directors

The Nominating Committee evaluates and recommends to the Board the names of nominees for election as directors. The Nominating Committee will consider, as part of its nomination process, any nominee submitted by a shareholder of the Company, provided such shareholder has complied with the procedure set forth in the Company’s bylaws (the “Bylaws”) for the submission of nominees. In order to submit the name of a nominee, a shareholder must provide written notice of such nominee, accompanied by other information concerning the nominee as specified in Section 3.1(c) of the Bylaws, to the Secretary of the Company no less than 120 days prior to the first anniversary of the date of the proxy statement distributed by the Company in connection with the prior year’s annual meeting of shareholders. A nomination with respect to the election of directors at the annual meeting of shareholders to be held in 2008 would need to be submitted no later than November 19, 2007. A copy of the relevant provisions of the Bylaws pertaining to nominations may be obtained by contacting the Secretary of the Company or by accessing the Bylaws on the Company’s website at www.amesnational.com. A shareholder who has complied with the procedure for submitting the name of a nominee may nominate such individual at an annual meeting notwithstanding that such individual has not been nominated for election by the Board.

On an annual basis, the Board compiles a list of candidates for submission to the Nominating Committee for its evaluation. As noted above, the list of candidates will include any person nominated by a shareholder in compliance with the nomination procedures set forth in the Bylaws. The Nominating Committee may also identify and evaluate any other person that may come to the attention of the Nominating Committee as a candidate for nomination. The Nominating Committee evaluates each candidate utilizing the minimum qualifications specified in the Nominating Committee Charter and taking into account any other information deemed by the Nominating Committee to be relevant to the evaluation process. The evaluation process for director and shareholder nominated-candidates is applied on a uniform basis. The Nominating Committee may, to the extent it deems appropriate, contact other directors not serving on the Nominating Committee, directors and officers of the Banks and any shareholder nominating an individual, to ensure the necessary information is obtained to properly evaluate the desirability of each candidate. Upon completion of the evaluation process, the Nominating Committee will make its recommendations to the Board based upon the desired composition of the Board, review of minimum qualifications and other information deemed by the Nominating Committee to be relevant and the readily ascertainable strengths and weaknesses of each candidate.

The Nominating Committee Charter identifies the following minimum qualifications under which a candidate will be evaluated: (i) the ability to understand financial affairs and complexities of business organizations; (ii) business experience and community involvement in the market areas in which the Banks conduct their business; (iii) although not required, the prior experience of a candidate as a director of one of the Banks; (iv) reputation for high moral and ethical business standards that will add to the stature of the Board; and (v) compliance with the requirements of the Company’s age limitation policies. The age limitation policy provides that a newly-nominated director must be under age 60 (unless the nominee also serves as an executive officer of the Company or a Bank or as a director of a Bank) and that a current director will be eligible for re-election only if such director will not be more than 75 years of age at the end of the term for which the director would be re-elected.

With respect to the nominees for election as directors at the Meeting, Mr. Krieger, Mr. Samuelson and Mr. Walter currently serve as directors of the Company and are standing for re-election. Mr. Forth, Mr. Raymon and Mr. Pohlman, who do not currently serve as directors of the Company, were recommended to the Nominating Committee by Mr. Krieger.

Shareholder Communications

The Board has adopted a process whereby a shareholder may direct written communications to the Board. A shareholder desiring to communicate with the Board may send a written communication addressed to the Board and directed, if by e-mail, to info@amesnational.com with Attention: “Board of Directors” in the subject line or, if sent by regular mail, addressed to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention: Board of Directors. Upon receipt of a written communication from a shareholder addressed to the Board in a manner described above, the communication will be reviewed by the Chairman of the Company and the Chairman of the Audit Committee for purposes of determining whether the communication raises an issue of appropriate concern to the Board. Communications raising issues of appropriate concern will be forwarded to each member of the Board for consideration by the Board as a whole. All written communications directed to the Board and submitted in the manner prescribed by the process will, regardless of whether such communication is ultimately submitted to the Board, receive a written response from the Chairman of the Company.

Director Attendance at Annual Meetings

The Board has adopted a policy providing that each member of the Board shall use his or her reasonable efforts to attend each annual meeting of shareholders of the Company, giving appropriate consideration to the business and travel schedule of the director. Each person who was serving as a director of the Company at the time of the annual meeting of shareholders in 2006 attended such meeting.

Director Compensation for 2006

Compensation paid to the directors of the Company is determined on an annual basis by the Board upon recommendation of the Compensation Committee. Each year, Mr. Krieger, in his capacity as President of the Company, develops recommendations to the Compensation Committee with respect to fees to be paid to directors of the Company for attendance at meetings of the Board and of committees of the Board and fees to be paid to members of the boards of directors of the Banks for board and committee meetings. These recommendations are provided to the Compensation Committee which, in turn, reviews and makes its recommendation to the Board with respect to director fees to be paid for the year.

The following table provides information concerning all compensation paid to the directors during 2006 for services as a member of the Board and, to the extent applicable, for services as a member of the board of directors of one of the Banks.

Name	Fees Earned or Paid in Cash(1) ($)	All Other Compensation(2) ($)	Total ($)
Betty A. Baudler Horras	$13,025	None	$13,025
Robert L. Cramer	$11,585	None	$11,585
Douglas C. Gustafson, DVM	$11,265	None	$11,265
Charles D. Jons, MD	$14,120	None	$14,120
Daniel L. Krieger	None	None	None
James R. Larson II	$14,425	None	$14,425
Warren R. Madden	$6,350	None	$6,350
Frederick C. Samuelson	$11,310	None	$11,310
Marvin J. Walter	$14,690	None	$14,690

Notes:

(1)
Consists of cash payments of director fees determined as follows: (i) $1,000 for each regular meeting of the Board of the Company attended by a director during 2006; and (ii) $320 for members and $415 for the committee chair for each meeting of a committee of the Board attended by a director during 2006. In addition, seven (7) directors also received cash payments of director fees for service as a member of the board of directors of one of the Banks determined as follows: (i) fees ranging from $415 to $645 for Bank board meetings attended by a director during 2006; and (ii) fees ranging from $150 to $415 for meetings of Bank board committees attended by a director during 2006.

(2)	No other form of compensation was paid to any director during 2006.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

Directors, Nominees and Named Executive Officers

The following table sets forth the shares of Common Stock beneficially owned as of February 28, 2007 by each director of the Company, by each nominee for director of the Company and by each executive officer of the Company or the Banks named in the Summary Compensation Table included herein (the “named executive officers”) and by all directors and executive officers (including the named executive officers) as a group.

Name	Shares Beneficially Owned (1)(2)	Percent of Total Shares Outstanding

Betty A. Baudler Horras	19,340	*
Robert L. Cramer(3)	15,675	*
Steven D. Forth	780	*
Douglas C. Gustafson, DVM (4)	43,265	*
Charles D. Jons, MD (5)	22,310	*
Daniel L. Krieger (6)	908,927	9.64%
James R. Larson II(7)	14,865	*
Warren R. Madden(8)	2,160	*
John P. Nelson (9) (10)	2,552	*
Thomas H. Pohlman(10))(11)	745,704	7.91%
Jeffrey K. Putzier (10) (12)	8,474	*
Larry A. Raymon(13)	3,820	*
Frederick C. Samuelson(14)	13,030	*
Marvin J. Walter (15)	28,091	*
Terrill L. Wycoff (16)	130,197	1.38%

Directors and Executive Officers as a Group (17)	1,390,918	14.76% %

Notes:

*	Indicates less than 1% ownership of outstanding shares.

(1)
Shares "beneficially owned" include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home as such individual, as well as other shares with respect to which the named individual has sole investment or voting power or shares investment or voting power. Beneficial ownership may be disclaimed as to certain of the shares.

(2)	Except as otherwise indicated in the following notes, each named individual owns his or her shares directly and has sole investment and voting power with respect to such shares.

(3)	Includes 2,580 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(4)	Includes 7,500 shares held in his spouse’s name over which he has shared investment and voting power.

(5)
Consists of shares held in the name of Charles D. Jons and Carolyn L. Jons, Trustees (and their successors) of the Charles and Carolyn Jons Trust u/t/a dtd 7-8-97 over which he has shared investment and voting power.

(6)
Includes 110,500 shares held in the name of the Daniel L. Krieger 2000 Revocable Trust dated March 21, 2000, Daniel L. Krieger and Sharon J. Krieger Trustees and 62,000 shares held in the name of the Sharon J. Krieger 2000 Revocable Trust dated March 21, 2000, Daniel L. Krieger and Sharon J. Krieger Trustees over which he has shared investment and voting power. Also includes 30,935 shares held by the Ames National Corporation 401(k) Plan (the “Company 401(k) Plan”) for the benefit of Mr. Krieger over which he has sole investment power in his personal capacity and shares over which Mr. Krieger has shared investment and/or voting power in his capacity as trust officer of First National Bank, which acts as trustee of the Company 401(k) Plan and for various trust clients, as follows:

Shares Held By:	Investment Power		Voting Power
Company 401(k) Plan	30,945	(sole)	146,601	(shared)
Various First National Bank Trust Clients	167,559	(shared)	589,826	(shared)
Total Shares	198,504		736,427	(shared)

Mr. Krieger disclaims any pecuniary interst in shares reported in the preceding table, with the exception of 30,945 shares held by the Company 401(k) Plan for his benefit over which he has sole investment power in his personal capacity and shared voting power in his capacity as trust officer.

(7)
Includes 2,400 shares held in the name of James R. & Teresa B. Larson Revocable Trust dated November 28, 1990, James R. & Teresa B. Larson Trustees over which he has shared investment and voting power.

(8)
Includes 840 shares held in the name of the Warren R. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees and 600 shares held in the name of the Beverly S. Madden Revocable Trust dated December 10, 1996, Warren R. Madden and Beverly S. Madden, Trustees, over which he has shared investment and voting power.

(9)	Includes 602 shares held by the Company 401(k) Plan for the benefit of Mr. Nelson over which Mr. Nelson has investment power but not voting power.

(10)	Consists of, or includes, shares held jointly with his spouse over which he has shared investment and voting power.

(11)
Includes 1,535 shares held by the Company 401(k) Plan for the benefit of Mr. Pohlman over which Mr. Pohlman has sole investment power in his personal capacity and shares over which Mr. Pohlman has shared investment and/or voting power in his capacity as trust officer of First National Bank, which acts as trustee of the Company 401(k) Plan and for various trust clients, as follows:

Shares Held By:	Investment Power		Voting Power
Ames National Corporation 401(k) Plan	1,535	(sole)	146,601	(shared)
Various First National Bank Trust Clients	167,559	(shared)	589,826	(shared)
Total Shares	169,094		736,427	(shared)

Mr. Pohlman disclaims any pecuniary interst in shares reported in the preceding table, with the exception of 1,535 shares held by the Company 401(k) Plan for his benefit over which he has sole investment power in his personal capacity and shared voting power in his capacity as trust officer. Beneficial ownership of shares over which Mr. Pohlman has shared investment and/or voting power in his capacity as a trust officer have also been reported above under the holdings of Mr. Krieger who also acts as a trust officer for First National Bank. In addition, a total of 7,718 shares beneficially owned by Mr. Pohlman in his personal capacity are subject to a pledge arrangement.

(12)
Includes 2,210 shares held by the Company 401(k) Plan for the benefit of Mr. Putzier over which Mr. Putzier has investment power but not voting power. A total of 5,337 shares are beneficially owned by Mr. Putzier are subject to a pledge arrangement.

(13)
Consists of 820 shares held jointly with his spouse over which he has shared investment and voting power and 3,000 shares held by Raymon Enterprises, Inc. over which he has shared investment and voting power.

(14)	Includes 3,725 shares held in an individual retirement account for the benefit of his spouse over which he has shared investment and voting power.

(15)
Consists of 15,609 shares held in the name of the Marvin J. Walter Revocable Trust dated January 12. 2005, Marvin J. Walter and Janice G. Walter, Trustees; 240 shares held in the name of the Janice G. Walter Revocable Trust dated January 12, 2005, Marvin J. Walter and Janice G. Walter, Trustees over which he has shared investment and voting power; and 12,242 shares held in the name of the W&G 401(k) Plan for the benefit of Marvin J. Walter, who serves as trustee and has sole investment and voting power over those shares.

(16)
Includes 36,754 shares held in his spouse’s name over which he has shared investment and voting power and 22,445 shares held by the Company 401(k) Plan for the benefit of Mr. Wycoff over which Mr. Wycoff has investment power but not voting power.

(17)
Includes, in addition to shares owned by the directors and named executive officers, a total of 37,266 shares owned by four other executive officers of the Company or the Banks for whom disclosure of individual share ownership is not required. An additional 130,889 shares owned by various trust clients of State Bank & Trust Co. are also included in this total, as one of the executive officers exercises shared investment and voting power in his capacity as trust officer of State Bank & Trust Co. which serves as trustee of the trusts.

Other Beneficial Owners

The following table sets forth certain information on each person who is known to the Company to be the beneficial owner as of February 28, 2006 of more than five percent of the Common Stock.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding

Suzanne Ammerman(1) 554 North Eighth Street River Falls, WI 54022-1526	503,115	5.34%

George B. Coover (2) 2533 Coral Brooke Drive Sierra Vista, AZ 85650	630,648	6.69%

Charlotte H. Stafford (3) 9701 Meyer Forest Drive, Apt. 12202 Houston, TX 77096-4324	456,707	4.85%

Robert W. Stafford (4) P.O. Box 846 Ames, Iowa 50010	933,636	9.91%

Notes:

(1)
Consists of 238,858 shares held in the name of Suzanne Ammerman in her individual capacity, 58,103 shares held in her spouse’s name, 29,112 shares held in the name of the Alan W. Ammerman Education Trust dated 12/19/98 of which Ms. Ammerman serves as co-trustee, 29,112 shares held in the name of the Kelsey K. Ammerman Education Trust dated 12/6/89 of which Ms. Ammerman serves as co-trustee, 29,902 shares held in the name of the Kristin M. Ammerman Education Trust dated 12/3/92 of which Ms. Ammerman serves as co-trustee, 29,112 shares held in the name of the Mathew S. Ammerman Education Trust dated 12/19/98 of which Ms. Ammerman serves as co-trustee, 29,112 shares held in the name of the Melanie B. Ammerman Education Trust dated 12/19/98 of which Ms. Ammerman serves as co-trustee, 29,902 shares held in the name of Ms. Ammerman in her capacity as custodian for Kimberly Ann Ammerman under the Uniform Gifts to Minors Act and 29,902 shares held in the name of Ms. Ammerman in her capacity as custodian for Chiara Lynn Ammerman under the Uniform Gifts to Minors Act. Ms. Ammerman holds shared investment and voting power with respect to the shares held by her spouse and the above-referenced trusts.

(2)
Consists of 474,648 shares held in the name of George B. Coover in his capacity as trustee of the Coover Family Trust - Trust A u/t/a 4/22/75 and 156,000 shares held in the name of Mr. Coover in his capacity as trustee of the Coover Family Trust - Trust B u/t/a 4/22/75. Mr. Coover is the brother-in-law of Robert W. Stafford.

(3)
Consists of 34,140 shares held in the name of Charlotte H. Stafford in her individual capacity, 144,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees and 278,567 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford as Co-Trustees. Ms. Stafford holds shared investment and voting power with respect to the shares owned by the two trusts. Ms. Stafford is the sister-in-law of Robert W. Stafford. Beneficial ownership of the shares owned by the two trusts has also been reported under the holdings of Robert W. Stafford, although Mr. Stafford disclaims any pecuniary interest in such shares.

(4)
Includes 241,823 shares held in his spouse’s name, 144,000 shares held in the name of the Richard C. Stafford Family Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees and 278,567 shares held in the name of the Charlotte H. Stafford Trust U/W of Richard C. Stafford, Robert W. Stafford and Charlotte H. Stafford, Co-Trustees. Richard C. Stafford is Robert W. Stafford’s deceased brother and Robert W. Stafford is the brother-in-law of Charlotte H. Stafford. Mr. Stafford has shared investment and voting power with respect to the foregoing shares, but disclaims any pecuniary interest in the shares held in the two trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and the holders of more than ten percent of the Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Common Stock. The Company believes that during 2006 its directors, executive officers and ten percent shareholders complied with all Section 16(a) filing requirements. In making the foregoing statements, the Company has relied upon an examination of the copies of Forms 3 and 4 provided to the Company and on the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the material elements of the compensation program as endorsed by the Board and the process followed in determining the compensation provided during 2006 to the executive officers identified in the following Summary Compensation Table. For purposes of this discussion, the executive officers consist of Daniel L. Krieger and John P. Nelson, who are employed by the Company (each, a "Company Executive"), and Thomas H. Pohlman, Terrill L. Wycoff and Jeffrey K. Putzier, each of whom are employed by one of the Banks (each, a "Bank Executive" and, together with the Company Executives, the "Executive Officers"). Decisions regarding compensation of the Executive Officers are made by the Board upon recommendation of the Compensation Committee of the Board (the "Compensation Committee") and, in the case of the Bank Executives, upon the additional recommendation of the board of directors of the Bank by which a Bank Executive is employed. The Company and the Banks all endorse the same compensation program and follow the same process in setting or recommending the compensation of their respective Executive Officers. Accordingly, the following description of the compensation program and process as endorsed and followed by the Compensation Committee and the Board are equally applicable to compensation decisions made both for the Company Executives and the Bank Executives.

Objectives of Compensation Program

The executive compensation program is administered under the terms of the Management Incentive Compensation Plan (the "MIC Plan") which covers the Company's executive management team and the executive management team in place at each Bank. The MIC Plan has been designed to provide a fair and competitive compensation package that will enable the Company to compete for and retain talented executives who will enhance the Company's ability to continue its history of steady growth and financial stability. As the business activities of the Company are conducted entirely within the State of Iowa, the Company believes that the level of compensation paid to the Executive Officers must be competitive within the Iowa banking industry and, more particularly, within an identified peer group of Iowa banking institutions that are similar in size and located in communities of similar populations as the Banks. The MIC Plan also seeks to encourage superior performance through incentive compensation consisting of: (i) the deferral of payment of a designated portion of each Executive Officer's salary until earned by performance ("deferred salary"); and (ii) the opportunity to earn additional incentive compensation based on performance ("performance awards"). Both deferred salary and performance awards are dependent upon actual performance as compared to a pre-designated performance target that is established for each Bank through use of an industry-accepted profitability ratio. Bank Executives are eligible to earn deferred salary and receive performance awards based on the performance of the Bank by which each of them is employed, while the Company Executives are eligible to earn deferred salary and receive performance awards based on the performance of all the Banks, with each Bank being viewed on an individual basis for purposes of determining its performance. This approach permits a Bank Executive, whose Bank performs favorably compared to its performance target, to receive incentive compensation even though the performance of another Bank may have fallen short of its target, thus resulting in a reduction in compensation for its management team. The sub-standard performance of one or more of the Banks would, however, negatively impact the incentive compensation received by a Company Executive. This result follows from the Company's philosophy that a Bank Executive should receive incentive compensation based solely upon the performance of the Bank for which that Bank Executive is responsible, while the Company Executives, being responsible for the ultimate oversight and management of all the Banks, should receive incentive compensation based upon the performance of all of the Banks.

The executive compensation program as administered through the MIC Plan is designed to reward both individual performance and the collective performance of the executive management team of a Bank or the Company, as applicable. The MIC Plan rewards individual performance primarily through the salary that is established for each Executive Officer, as the evaluation of individual performance is a significant factor taken into account in establishing salary. The MIC Plan rewards collective performance through the deferred salary and performance award components of the program, both of which are dependent upon the efforts of the Executive Officer, working together with his management team, to achieve actual performance which compares favorably with the performance target for an individual Bank or, in the case of the Company Executives, the performance target for each of the Banks.

Components of the Compensation Program

The executive compensation program, as administered through the MIC Plan, consists of total salary (with total salary being divided between base salary and deferred salary) and performance awards. Deferred salary and performance awards are considered to be forms of incentive compensation as they are dependent upon performance. The components of the MIC Plan are described in greater detail as follows:

•	Base salary - this is the portion of total salary that is not contingent upon performance. Base salary is paid to the Executive Officer in twelve equal monthly installments.

•
Deferred salary - this is the portion of total salary that is contingent, in that it is "deferred" until earned through performance by a Bank in the case of a Bank Executive and performance by all the Banks in the case of a Company Executive. The right to receive deferred salary is reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year. If the review indicates that the performance target has been achieved for the semi-annual period, the Executive Officer will receive all of the deferred salary for which he was eligible during the period. If, on the other hand, the review indicates that the performance target was not satisfied, the amount of deferred salary to be paid will be reduced in accordance with a formula contained in the MIC Plan and could be forfeited entirely in the event actual performance trails targeted performance by an amount which results in an elimination of the deferred salary for the period. Any deferred salary not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period. The deferred salary component can, in essence, be viewed as placing a portion of total salary "at risk" in that the Executive Officer must work with his management team to achieve a level of performance that is adequate, based on the pre-designated performance target, to earn all deferred salary for which he is eligible.

•
Performance awards - performance awards are additional incentive compensation that an Executive Officer is eligible to earn (over and above deferred salary) upon exceeding the performance target for a Bank in the case of a Bank Executive or, in the case of a Company Executive, exceeding the performance targets of one or more of the Banks. The right to receive a performance award is also reviewed on a semi-annual basis (based on performance during the previous two calendar quarters) and, if earned, is paid on June 15 and December 15 of each year. If the review determines that actual performance has exceeded the performance target (which is established at the same level as used for purposes of determining entitlement to deferred salary), the Executive Officer will receive a performance award, the amount of which is calculated in accordance with a formula contained in the MIC Plan and is dependent upon the amount by which actual performance has exceeded targeted performance. As with deferred salary, any performance award not earned during the particular semi-annual period for which it was established will be forfeited and not carried over to the following period.

An additional element of the Company's compensation program, not encompassed within the MIC Plan, is participation by the Executive Officers in the Ames National Corporation 401(k) Profit Sharing Plan (the "Company 401(k) Plan"), which is a defined contribution plan in which all employees of the Company and the Banks are eligible to participate after meeting minimum eligibility requirements.

Compensation Policy

The Company's rationale in dividing executive compensation between base salary, deferred salary and performance awards as encompassed within the MIC Plan is that an Executive Officer should be assured of receiving a fair base salary that is reflective of the individual Executive Officer's individual performance, tenure and responsibilities within the organization, while at the same time being eligible to receive incentive compensation in the form of deferred salary and performance awards that are contingent upon the ability of the Executive Officer, in working together with his management team, to achieve the applicable performance targets. As described in greater detail below, eligibility to receive deferred salary is contingent upon satisfaction of performance targets that are established at the beginning of each year and which, in the judgment of the Compensation Committee, represent an acceptable level of profitability for the particular Bank, based on historical earnings and peer bank profitability ratios. In essence, the right to receive all deferred salary for which an Executive Officer is eligible in a given year is contingent upon the Bank achieving an acceptable level of profitability. In contrast, eligibility to receive performance awards is conditioned upon achievement of profitability levels that exceed those levels that have previously been determined by the Compensation Committee to be acceptable for the particular Bank, thus entitling the Executive Officer to receive additional incentive compensation in the form of performance awards. Taken together, deferred salary can be viewed as a reward for achieving acceptable performance (and, conversely, a penalty for failing to achieve acceptable performance), while performance awards can be viewed as a reward for achieving performance that is beyond what would be deemed to be acceptable for the particular Bank. By structuring the compensation package in this manner, the Company believes that an Executive Officer is provided with a powerful incentive to achieve results that are not only acceptable, thus earning deferred salary, but results that are better than expected, thus earning additional performance awards.

Compensation Process and Decisions

In determining compensation on an annual basis, the Board, based on recommendation of the Compensation Committee, must establish the parameters required under the terms of the MIC Plan to implement the three components of executive compensation discussed above. These parameters consist of: (i) performance criteria for each Bank which are used to determine entitlement to deferred salary and performance awards; (ii) an allocation percentage for each Executive Officer which is also used in determining entitlement to deferred salary and performance awards; and (iii) total salary for each Executive Officer which, as noted above, is divided between base salary and deferred salary. The following is a description of the process by which these parameters are established and the manner in which the three components of compensation under the MIC Plan interact in determining compensation for the Executive Officers:

•
Performance criteria - performance criteria are established by the Compensation Committee for each Bank to define the performance target (also known as the "earnings threshold") for the year, as well as a performance "floor" and a performance "cap". Each of these criteria is defined by reference to an appropriate "return on assets” ratio selected by the Compensation Committee. The return on assets ratio is an industry-accepted measure of profitability for which substantial information is available to enable the Compensation Committee to evaluate the profitability of the Banks as compared to other financial institutions of similar size and characteristics. The performance target is defined by selecting a specific return on assets target that the Compensation Committee views as representing an acceptable level of Bank profitability for the year, such that the Executive Officer will receive all deferred salary to which he was entitled and, in addition, become eligible to receive performance awards based on the amount by which actual performance exceeds the performance target. In establishing the performance target, the Compensation Committee reviews and relies primarily on historical earnings of the Bank and on national and state peer group return on asset ratios of financial institutions of similar size and characteristics. Although the MIC Plan provides that the Banks are generally expected to achieve profitability results above the peer group average, a decision concerning the appropriate performance target is ultimately a subjective decision of the Compensation Committee. While the performance targets designated for each Bank have remained fairly static over time, these thresholds are reviewed and analyzed on an annual basis by the Compensation Committee and ultimately approved by the Board. The MIC Plan also requires the Compensation Committee to establish a performance "floor" and a "cap", both of which are also expressed in terms of specific return on asset ratios. Generally, the "floor" and the "cap" are established at equal intervals under and over the performance target selected for each Bank. The "floor" represents a level of profitability that is sufficiently below the performance target that the Executive Officer should not be entitled to receive any portion of his deferred salary for the year. The "cap", on the other hand, establishes an upper limit on the receipt of additional compensation in the form of performance awards in situations in which the level of Bank profitability has exceeded the performance target.

For 2006, the Compensation Committee recommended, and the Board approved, the following performance criteria for each of the Banks, with such criteria being expressed in terms of designated “return on assets” earnings ratios:

	Floor	Target	Cap
First National Bank	0.9%	1.3%	1.7%
Boone Bank & Trust Co.	0.8%	1.2%	1.6%
Randall-Story State Bank	0.8%	1.2%	1.6%
State Bank & Trust Co.	0.8%	1.2%	1.6%

Entitlement to deferred salary and performance awards was determined by comparing the earnings of each Bank against the designated performance target (expressed in terms of earnings at the designated return on asset ratio). The earnings of each Bank were based on net income of the Bank as determined in accordance with generally accepted accounting principles (“GAAP”), subject to the following adjustments: (i) a deduction from net income for a management fee allocated to each Bank for management services provided by the Company, which allocation was generally based on the “average assets” of each Bank; (ii) an addition to net income for the loan loss provision of each Bank (to reverse the effect of the loan loss provision deducted in calculating net income on a GAAP basis) and a deduction in the amount of the net charge-offs for the loan portfolio of each Bank; and (iii) in the case of First National Bank only, a deduction to net income for certain start-up expenses related to the establishment of a new bank office in Ankeny, Iowa.

•
Allocation percentage - an allocation percentage for each Executive Officer is determined by the Compensation Committee for purposes of dividing the "performance award pool" between the executive management team of each Bank and, in the case of the Company Executives, the "performance award pool" of the Company. The performance award pool provides the source for payment of performance awards to an executive management team when the profitability of a Bank has exceeded its performance target, thus resulting in the right to receive performance awards. The performance award pool is an amount equal to 10% of the amount by which the actual earnings exceeds the performance target. Each member of the management team is assigned an allocation percentage which, in turn, defines the portion of the performance award pool to which the executive will be entitled as a performance award. Allocation percentages are generally determined on the basis of the level of responsibility within the Bank, with higher allocation percentages being awarded to the president of a Bank and lower allocation percentages being awarded to lower-level executive officers. Allocation percentages may remain static over time, but may be altered as a result of additions or departures to or from the executive management team.

•
Total salary - Total salary (consisting of base salary and deferred salary) of an Executive Officer is established on an annual basis by the board upon recommendation of the Compensation Committee. In establishing total salary, the Compensation Committee reviews individual performance, Bank performance in the case of a Bank Executive and Company performance (including performance of all the Banks) in the case of a Company Executive (primarily in terms of profitability ratios) as compared to peer groups both on a national and state basis. Also reviewed is a compensation survey prepared by the Iowa Bankers Association providing state-wide peer group compensation data by position for similarly-sized institutions and for institutions located in communities with similar populations. No specific weight is accorded to the various factors considered, and the total salary established is ultimately a subjective decision of the Board based upon recommendation of the Compensation Committee. The Compensation Committee does not maintain any policy or practice with respect to the level within the range of peer group salaries at which the Executive Officer will be compensated. Although the allocation of total salary between base salary and deferred salary is accomplished through use of a formula outlined in the MIC Plan, the Compensation Committee takes the proposed allocation into account when establishing total salary. Under the MIC Plan, deferred salary is determined according to a formula based on the average assets of the particular Bank (as calculated for the two quarters ended September 30 of the year prior to the year for which compensation is being determined). The formula provides that deferred salary will be an amount equal to $250 for each $1 million of average assets of the Bank multiplied by the allocation percentage assigned to the Executive Officer. By way of example, if the average assets of a Bank for the previous two quarters was $350 million and the Executive Officer's allocation percentage was 20%, the portion of that Executive Officer's total salary that would be deferred would be equal to $250 x 350 x .20 or $17,500.

Under the MIC Plan, the entitlement to deferred salary and performance awards are reviewed and determined on a semi-annual basis, with such review comparing the actual performance during the two prior calendar quarters against the performance target established under the MIC Plan. The first semi-annual review occurs in May of each year and is based upon results for the fourth quarter of the previous year and the first quarter of the current year. A second semi-annual review occurs in November of each year and is based on results during the second and third quarters of the current year. If the review determines that actual performance is below the target, the Executive Officer will receive only a portion of the deferred salary (or no deferred salary at all if actual performance is below the "floor") and no performance award. The reduction in deferred salary is determined by multiplying the Executive Officer's assigned allocation percentage times 10% of the shortfall between the performance target and actual performance for the two quarters. If the review determines that actual performance has exceeded the target, the Executive Officer will receive all deferred salary to which he was eligible. In addition, the Executive Officer will receive his allocation percentage of the performance award pool established under the MIC Plan, with such pool being an amount equal to 10% of the amount by which the actual performance exceeded the performance target for the two quarters, subject to the "cap" established by the Compensation Committee over and above which additional performance awards will not be earned.

The determination of whether an Executive Officer is entitled to deferred salary and performance awards varies depends on whether the Executive Officer is a Bank Executive or a Company Executive. For Bank Executives, deferred salary and performance awards are determined solely with respect to the actual performance of the Bank by which the Bank Executive is employed based on a comparison of actual performance to the performance target as described above. In the case of a Company Executive, however, the performance of each Bank is analyzed on an individual basis and the Company Executive will earn or forfeit deferred salary and become entitled to additional performance awards based on a comparison of the actual performance of each Bank to its target performance. Under this approach, a Company Executive could forfeit a portion of his deferred salary and earn no performance award with respect to the performance of one Bank, while earning all deferred salary and additional performance awards based on the performance of another Bank.

Participation in Company 401(k) Plan

Each Executive Officer also receives contributions to the Company 401(k) Plan. Under the Company 401(k) Plan, an Executive Officer, along with all other eligible employees of the Company and the Banks, may defer up to $15,000 of total compensation on an annual basis and receive a matching contribution from the Company or applicable Bank in an amount of up to 2% of total compensation subject to a cap of $220,000. An additional contribution of 5% of total compensation (which is subject to the same cap but a different vesting schedule than the 2% contribution) is made by the Company or applicable Bank to the account of each Executive Officer, as well as to the accounts of all other eligible employees of the Company and the Banks. In addition, the Company, or individual Banks, may make a discretionary contribution to the Company 401(k) Plan which historically has been based on profitability of the Company and/or the Bank for the year. Such contribution, if made, is allocated among all eligible employees, including the Executive Officer, on a pro rata basis relative to total compensation. All contributions are subject to certain ceilings established by applicable law.

Compensation Committee Procedures

The Compensation Committee is authorized under its charter to review, determine and recommend to the Board the compensation to be paid to those members of the executive management teams of the Company and the Banks who are covered by the MIC Plan (including the Executive Officers). In particular, the Compensation Committee is authorized to review, determine and recommend to the Board those members of the executive management teams that will be covered by the MIC Plan and the various parameters required under the terms of the MIC Plan to establish compensation for each covered executive, including performance criteria for each Bank (which are used to determine entitlement to deferred salary and performance awards), an allocation percentage for each covered executive and total salary for each covered executive (and the allocation thereof between base salary and deferred salary). Apart from the involvement of certain executive officers in the compensation process as described below, the Compensation Committee does not delegate its responsibilities to other persons. The Compensation Committee does, however, receive and review the recommendations of the boards of directors of the Banks with respect to members of the executive management teams of the Banks covered by the MIC Plan. All decisions of the Compensation Committee are subject to ultimate approval by the Board.

Mr. Krieger, in his capacity as President of the Company, has a significant role in the executive compensation process for each executive covered by the MIC Plan (other than himself). With respect to the executive management team of each Bank, Mr. Krieger works with the president of each Bank in formulating a recommendation for compensation of each member of the bank executive management team that is covered by the MIC Plan, which recommendation is made to the compensation committee of the board of directors of each Bank by which the executives are employed. The recommendation is reviewed by the Bank compensation committee and its recommendation is, in turn, forwarded to the board of directors of the Bank. Mr. Krieger or Mr. Nelson attends meetings of both the Bank compensation committee and the Bank board of directors and presents the recommendations and acts as a resource in addressing the manner in which the recommendations were developed. With respect to members of the executive management team of the Company covered by the MIC Plan (other than himself), Mr. Krieger also makes a recommendation to the Compensation Committee with respect to the various components of the compensation decisions for the executives. The Compensation Committee then takes the recommendations for the Bank executives received from the board of directors of each Bank, and Mr. Krieger’s recommendation for the Company executives, and reaches decisions with respect to the compensation for each Bank executive and Company executive. Mr. Krieger’s compensation is also determined by the Compensation Committee, although Mr. Krieger is not involved in any capacity in making a recommendation as to his compensation to the Compensation Committee. Mr. Krieger is also involved in supervising the process by which the compensation materials, consisting of peer group compensation surveys, performance information for similarly-situated financial institutions and related materials are prepared for use by the compensation committee and board of directors of each Bank and by the Compensation Committee and Board in reviewing and approving all compensation decisions for members of the executive management teams covered by the MIC Plan.

Summary Compensation Table for 2006

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executive Officers during 2006: (i) Daniel L. Krieger, in his capacity as principal executive officer of the Company; (ii) John P. Nelson, in his capacity as principal financial officer of the Company; and (iii) Thomas H. Pohlman, Terrill L. Wycoff and Jeffrey K. Putzier, in their capacities as the three most highly compensated executive officers other than the principal executive officer and principal financial officer.

Name and Principal Position	Year	Salary(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total(4) ($)

Daniel L. Krieger Chairman & President of the Company (Principal Executive Officer)	2006	$208,240	$52,806	$20,152	$281,198

John P. Nelson Vice President & Secretary of the Company (Principal Financial Officer)	2006	$93,000	$26,404	$10,937	$130,341

Thomas H. Pohlman President of First National Bank	2006	$158,200	$37,496	$19,591	$215,287

Terrill L. Wycoff Executive VP of First National Bank	2006	$140,100	$31,910	$17,220	$189,230

Jeffrey K. Putzier President of Boone Bank & Trust Co.	2006	$117,300	$20,330	$13,652	$151,282

Notes:

(1)	Amounts reported in this column represent the base salary paid to each Executive Officer during 2006.

(2)
Amounts reported in this column represent the total amount of incentive compensation paid to each Executive Officer during 2006, consisting of deferred salary and, if applicable, performance awards. During 2006, Mr. Krieger earned deferred salary of $39,001 and performance awards of $13,805 for total incentive compensation of $52,806. Mr. Nelson earned deferred salary of $19,501 and performance awards of $6,903 for total incentive compensation of $26,404; Mr. Pohlman earned deferred salary of $29,295 and performance awards of $8,201 for total incentive compensation of $37,496; Mr. Wycoff earned deferred salary of $24,880 and performance awards of $7,030 for total incentive compensation of $31,910; and Mr. Putzier earned deferred salary of $11,296 and performance awards of $9,034 for total incentive compensation of $20,330.

(3)
Amounts reported in this column represent employer contributions by the Bank, in the case of a Bank Executive, and by the Company, in the case of a Company Executive, to the Company 401(k) Plan in which each of the Executive Officers participated during 2006.

(4)
Amounts reported in this column consist of total compensation paid to each Executive Officer during 2006, calculated by adding the figures appearing in the Salary column, the Non-Equity Incentive Plan Compensation column and the All Other Compensation column for each Executive Officer.

Grants of Plan-Based Awards Table for 2006

The following table sets forth information concerning the incentive compensation potentially available to the Executive Officers under the MIC Plan during 2006in the form of deferred salary and performance awards. The notes following the table indicate the amounts of deferred salary and performance awards that were actually earned by each Executive Officer during 2006.

Name	Estimated Payouts Under Non-Equity Incentive Plan Awards
	Target [1] ($)	Maximum [2] ($)
Daniel L. Krieger	$53,600	$84,629
John P. Nelson	$26,800	$42,315
Thomas H. Pohlman	$36,668	$57,984
Terrill L. Wycoff	$31,430	$49,700
Jeffrey K. Putzier	$11,296	$17,326

Notes:

[1]
Amounts reported in this column represent the deferred salary available to each Executive Officer for 2006 based upon actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on actual performance of each of the Banks. A Bank Executive would earn all of the deferred salary reported in this column in the event the actual performance of the Bank by which he is employed met its performance target for 2006. A Company Executive would earn all of the deferred salary reported in this column if the actual performance of each of the Banks met their respective performance targets for 2006. In the event a Bank did not meet its performance target during 2006, the amount of deferred salary earned by the Executive Officer was reduced based on a formula contained in the MIC Plan. For 2006, Mr. Krieger earned $39,001 of his available deferred salary; Mr. Nelson earned $19,501 of his available deferred salary; Mr. Pohlman earned $29,295 of his available deferred salary; Mr. Wycoff earned $24,880 of his available deferred salary; and Mr. Putzier earned all $11,296 of his available deferred salary.

[2]
Amounts reported in this column represent the maximum amount of performance awards available to each Executive Officer for 2006 based on the actual performance of the Bank by which a Bank Executive is employed or, in the case of a Company Executive, based on the actual performance of each of the Banks. The amount of performance awards earned by each Executive Officer is determined by a formula contained in the MIC Plan that is primarily dependent upon the amount by which actual performance exceeds targeted performance for 2006, subject to a “cap” establishing a maximum award as reported in the table. For 2006, Mr. Krieger earned performance awards of $13,805; Mr. Nelson earned performance awards of $6,903; Mr. Pohlman earned performance awards of $8,201; Mr. Wycoff earned performance awards of $7,030; and Mr. Putzier earned performance awards of $9,034.

Compensation Committee Interlocks and Insider Participation

There are no members of the Compensation Committee who were officers or employees of the Company or any of the Banks during 2006, who were previously officers or employees of the Company or the Banks, or who had any relationship otherwise requiring disclosure hereunder.

Compensation Committee Report

The Compensation Committee has reviewed the disclosures contained in the Compensation Discussion and Analysis and has discussed disclosures with management of the Company. Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation and Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K to be filed by the Company with the Securities and Exchange Commission.

The undersigned members of the Compensation Committee have submitted this report.

James R. Larson II, Chair
Douglas C. Gustafson, DVM
Charles D. Jons, M.D.

LOANS TO DIRECTORS AND EXECUTIVE OFFICERS
AND RELATED PARTY TRANSACTIONS

Certain directors ,nominees for director and executive officers of the Company, their associates or members of their families, were customers of, and have had transactions with, the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Company, such loan transactions do not involve more than the normal risk of collectability or present other unfavorable features.

The Audit Committee is responsible for reviewing and approving any transaction involving the Company or a Bank which constitutes a “related party transaction” under rules adopted by the Securities and Exchange Commission, except that any loan made by any of the Banks in the ordinary course of business which would otherwise constitute a “related party transaction” is not subject to Audit Committee review if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-related parties and the loan otherwise meets the requirements of Regulation O of the Federal Reserve System. Approval of a transaction constituting a “related party transaction” requires a determination by the Audit Committee that the transaction is “fair and reasonable” to the Company or the Bank involved in the transaction. The requirement for review and approval of “related party transactions” is set forth in the Audit Committee Charter.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in carrying out its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board whether the financial statements should be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee is comprised solely of independent directors.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with management and Clifton Gunderson LLP, the Company’s independent auditors. The Audit Committee has also discussed with Clifton Gunderson LLP the matters required to be discussed by SAS 61, as amended by SAS 90 (Codification of Statements on Auditing Standards). The Audit Committee has also received and reviewed the written disclosures and the letter from Clifton Gunderson LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Clifton Gunderson LLP its independence with respect to the Company. Based on the review and discussions with management and Clifton Gunderson LLP, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2006 to be filed with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report.

Marvin J. Walter, Chair
Betty A. Baudler Horras
Robert L. Cramer
Warren R. Madden

RELATIONSHIP WITH REGISTERED PUBLIC ACCOUNTING FIRM

Clifton Gunderson LLP, Certified Public Accountants, provided accounting and auditing services to the Company during the year ended December 31, 2006 and has been selected by the Audit Committee to provide accounting and auditing services to the Company for the year ending December 31, 2007.

A representative of Clifton Gunderson LLP is expected to be present at the Meeting. This representative will have the opportunity to make a statement at the Meeting and is expected to be available to respond to appropriate questions from shareholders.

The Company’s prior independent auditor, McGladrey & Pullen, LLP, was dismissed by the Company on February 8, 2006, with such dismissal effective upon completion of its audit of the Company’s financial statements for the year ended December 31, 2005. The Company’s current independent auditor, Clifton Gunderson LLP, was retained by the Company on February 8, 2006. The dismissal of McGladrey & Pullen, LLP and the retention of Clifton Gunderson LLP was approved by the Audit Committee. During the Company’s two fiscal years ended December 31, 2005, and during the subsequent interim period proceeding dismissal of McGladrey & Pullen, LLP in 2006, there was no disagreement between the Company and McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused McGladrey & Pullen, LLP to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements. The audit reports of McGladrey & Pullen, LLP on the financial statements of the Company as of and for the two years ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. The Company has previously provided a copy of the foregoing disclosures to McGladrey & Pullen, LLP and McGladrey & Pullen, LLP, in a letter dated February 13, 2006, stated its agreement with the Company’s statements regarding its dismissal as independent auditor.

The following table presents principal accountant fees for services rendered by Clifton Gunderson LLP for the year ended December 31, 2006 and McGladrey & Pullen, LLP for the year ended December 31, 2005.

	2006	2005

Audit Fees(1)	$125,000	$131,600
Audit-Related Fees(2)	5,000	5,000
Tax Fees (3)	12,500	16,800
All Other Fees (4)	0	18,483
Total	$142,500	$171,883

Notes:

(1)
Audit fees represent fees for professional service provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports and reporting on internal control over financial reporting.

(2)	Audit-related fees consist of fees for an audit of financial statements of an employee benefit plan maintained by the Company.

(3)	Tax fees consist of fees for tax consultation and tax compliance services for the Company and its employee benefit plans.

(4)	All other fees consist of fees for edgarization of periodic reports and consultation costs in conjunction with a possible merger and acquisition project in 2005.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The non-audit services include audit-related services, tax services and other services. The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, the Audit Committee can be convened on a case-by-case basis to pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts.

PROPOSALS BY SHAREHOLDERS

In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented as an item of business at the annual meeting of shareholders to be held in 2008, the proposal must be received at the Company’s principal executive offices no later than November 19, 2007. Such proposals will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company’s proxy materials. Any shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely under the Bylaws unless received at the Company’s principal executive offices no later than November 19, 2007 and unless such proposal contains the information required by the Bylaws. Proposals should be submitted to the Company at its principal executive offices at P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attention: Secretary. A copy of the Bylaws may be obtained by contacting John P. Nelson, Vice President and Secretary, at the Company’s principal executive offices or by accessing the Company’s website at www.amesnational.com.

AVAILABILITY OF FORM 10-K REPORT

Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the year ended December 31, 2006, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock upon written request directed to John P. Nelson, Vice President and Secretary, Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010.

OTHER MATTERS

Management of the Company knows of no other matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any other business. If any other matters do properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their judgment. The persons named in the Proxy will also have the power to vote for the adjournment of the Meeting from time to time.

A copy of the Annual Report to Shareholders for the year ended December 31, 2006 is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

To reduce expenses, the Company, in some cases, is delivering only one copy of this Proxy Statement and the Annual Report to Shareholders to certain shareholders who share an address, unless otherwise requested by one or more of the shareholders at a particular address. A separate Proxy for each shareholder is included in the voting materials. A shareholder who has received only one set of voting materials may request separate copies of the voting materials at no additional cost by contacting the Company at (515) 232-6251 or by writing to Ames National Corporation, P.O. Box 846, 405 Fifth Street, Ames, Iowa 50010, Attn: John P. Nelson, Vice President and Secretary. A shareholder may also contact the Company at the above number or address in the event a shareholder desires to receive separate voting materials for future annual meetings or if shareholders who share an address desire to receive a single copy of voting materials in lieu of the multiple copies they are now receiving.

The Report of the Compensation Committee and the Report of the Audit Committee (including the reference to the independence of the Audit Committee members) contained herein are not being filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference in any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.